As filed with the Securities and Exchange Commission on May 10, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PepsiCo, Inc.

(Exact name of Registrant as Specified in Its Charter)

North Carolina	13-1584302
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

700 Anderson Hill Road

Purchase, New York 10577

(Address of Principal Executive Offices)

PepsiCo, Inc. 2007 Long-Term Incentive Plan

(Full Title of the Plan)

Thomas H. Tamoney, Jr.

Vice President, Deputy General Counsel and Assistant Secretary

700 Anderson Hill Road

Purchase, New York 10577

(914) 253-2000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value 1 2/3 cents per share	65,000,000 shares	$67.35	$4,377,750,000	$134,396.93

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (“Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued pursuant to the PepsiCo, Inc. 2007 Long-Term Incentive Plan (the “2007 Plan”) to prevent dilution as a result of adjustments for stock dividends, stock splits and similar changes. Any shares covered by outstanding options or other equity awards that are cancelled or expire after May 2, 2007 without the delivery of shares under the PepsiCo, Inc. 2003 Long-Term Incentive Plan, the PepsiCo, Inc. 1994 Long-Term Incentive Plan, the PepsiCo, Inc. 1995 Stock Option Incentive Plan, the PepsiCo SharePower Stock Option Plan, the Director Stock Plan, the PepsiCo 1987 Incentive Plan, the Quaker Long Term Incentive Plan of 1990, the Quaker Long Term Incentive Plan of 1999 and the Quaker Stock Compensation Plan for Outside Directors, each as amended and restated from time to time, may be issued under the 2007 Plan.
(2)	Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low sales price of the Common Stock of PepsiCo, Inc. as reported on the New York Stock Exchange on May 8, 2007.
(3)	Pursuant to Rule 457(p) under the Securities Act, $83,537.42 of the registration fee for this Registration Statement is being offset with the unused registration fee that was previously paid in connection with the Registrant’s Registration Statement No. 333-109509 (the “Prior Registration Statement”) filed on October 6, 2003 in connection with the PepsiCo, Inc. 2003 Long-Term Incentive Plan (the “2003 Plan”). Upon approval of the 2007 Plan on May 2, 2007, the 2007 Plan replaced the 2003 Plan and no further awards will be made under the 2003 Plan. The 22,516,375 shares that have not been issued under the 2003 Plan and are not subject to issuance under outstanding awards under the 2003 Plan are being deregistered under the Prior Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents that have been filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference (Commission File No. 1-1183):

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006;

(b) The Registrant’s Quarterly Report on Form 10-Q for the period ended March 24, 2007;

(c) The Registrant’s Current Reports on Form 8-K, as filed with the Commission on February 7, 2007 and May 8, 2007; and

(d) The descriptions of the Registrant’s Common Stock contained in our most recent Registration Statement on Form 8-A, pursuant to Section 12(b) of the Securities Exchange Act of 1934 (“Exchange Act”), including any amendment thereto or report filed by the Registrant for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

The Registrant’s Common Stock to be offered is registered under Section 12(b) of the Exchange Act.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Certain legal matters in connection with the Common Stock offered hereby will be passed upon for the Registrant by Thomas H. Tamoney, Jr., Vice President, Deputy General Counsel and Assistant Secretary. Mr. Tamoney is eligible to participate in the PepsiCo, Inc. 2007 Long-Term Incentive Plan, owns shares of the Registrant’s Common Stock and holds options to purchase shares of the Registrant’s Common Stock.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

(i) Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (a) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (b) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or liable on the basis of receiving a personal benefit, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

(ii) Section 3.7 of Article III of the By-Laws of PepsiCo, Inc. provides in part as follows: Unless the Board of Directors shall determine otherwise, the Corporation shall indemnify, to the full extent permitted by law, any person who was or is, or who is threatened to be made, a party to an action, suit or proceeding (and any appeal therein), whether civil, criminal, administrative, investigative or arbitrative by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Such indemnification may, in the discretion of the Board, include advances of a director’s, officer’s or employee’s expenses prior to final disposition of such action, suit or proceeding. The right of indemnification provided for in this Section 3.7 shall not exclude any rights to which such persons may otherwise be entitled by contract or as a matter of law.

(iii) Officers and directors of PepsiCo, Inc. are presently covered by insurance, which (with certain exceptions and within certain limitations) indemnifies them against any losses arising from any alleged wrongful act including any alleged error or misstatement or misleading statement or wrongful act or omission or neglect of duty.

(iv) PepsiCo, Inc. has entered into indemnification agreements with its directors whereby (with certain exceptions) PepsiCo, Inc. will, in general, indemnify directors, to the extent permitted by law, against liabilities, costs or expenses arising out of his or her status as a director by reason of anything done or not done as a director.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

The following instruments and documents are included as Exhibits to this Registration Statement.

Exhibit No.	Description
5	Opinion of Thomas H. Tamoney, Jr., Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. as to the validity of the securities being issued.

23.1	Consent of KPMG LLP.

23.2	Consent of Thomas H. Tamoney, Jr., Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. (included in opinion filed as Exhibit 5).

24	Powers of Attorney (included in signature page of the Registration Statement).

ITEM 9.	UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase and State of New York, on the 10th day of May, 2007.

PepsiCo, Inc.

By:	/s/ Thomas H. Tamoney, Jr.
Name:	Thomas H. Tamoney, Jr.
Title:	Vice President, Deputy General Counsel and Assistant Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of PepsiCo, Inc. hereby appoint Larry D. Thompson, Thomas H. Tamoney, Jr., and each of them severally our true and lawful attorneys-in-fact, with full power to sign for us in our names in the capacities indicated below all post-effective amendments to this Registration Statement, as amended, and generally to do all things in our names and on our behalf in such capacities to enable PepsiCo, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Indra K. Nooyi	Chairman of the Board of Directors	May 2, 2007
Indra K. Nooyi	and Chief Executive Officer

/s/ Richard Goodman	Chief Financial Officer	May 2, 2007
Richard Goodman

/s/ Peter A. Bridgman	Senior Vice President and Controller	May 2, 2007
Peter A. Bridgman	(Principal Accounting Officer)

/s/ Dina Dublon	Director	May 2, 2007
Dina Dublon

/s/ Victor J. Dzau	Director	May 2, 2007
Victor J. Dzau

/s/ Ray L. Hunt	Director	May 2, 2007
Ray L. Hunt

/s/ Alberto Ibargüen	Director	May 2, 2007
Alberto Ibargüen

/s/ Arthur C. Martinez	Director	May 2, 2007
Arthur C. Martinez

/s/ Sharon Percy Rockefeller	Director	May 2, 2007
Sharon Percy Rockefeller

/s/ James J. Schiro	Director	May 2, 2007
James J. Schiro

/s/ Daniel Vasella	Director	May 2, 2007
Daniel Vasella

/s/ Michael D. White	Director	May 2, 2007
Michael D. White

INDEX TO EXHIBITS

Exhibit No.	Description
5	Opinion of Thomas H. Tamoney, Jr., Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. as to the validity of the securities being issued.

23.1	Consent of KPMG LLP.

23.2	Consent of Thomas H. Tamoney, Jr., Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. (included in opinion filed as Exhibit 5).

24	Powers of Attorney (included in signature page of the Registration Statement).